Exhibit 99.1

PRESS RELEASE

FTAI Reports Fourth Quarter and Full Year 2017 Results, Dividend of $0.33 per Common Share

NEW YORK, February 28, 2018 – Fortress Transportation and Infrastructure Investors LLC (NYSE:FTAI) (the “Company”) today reported financial results for the quarter and full year ended December 31, 2017. The Company’s consolidated comparative financial statements and key performance measures are attached as an exhibit to this press release.

Financial Overview

(in thousands, except per share data)
Selected Financial Results(1)	Q4’17	FY17
Net Cash Provided by Operating Activities	$16,054	$68,497
Net Income Attributable to Shareholders	$3,010	$134
Basic and Diluted Loss per Share	$0.04	$-

Funds Available for Distribution (“FAD”)	$47,249	$177,252
Adjusted Net Income	$6,187	$10,401
Adjusted Net Income per Share	$0.08	$0.14
Adjusted EBITDA	$47,789	$136,524

(1)	For definitions and reconciliations of Non-GAAP measures, please refer to the exhibit to this press release.

For the fourth quarter of 2017, our total FAD was $47.2 million. This amount includes $79.1 million from equipment leasing activities, offset by $(16.4) million and $(15.5) million from infrastructure and corporate activities, respectively.

Fourth Quarter 2017 Dividend

On February 27, 2018, the Company’s Board of Directors declared a cash dividend on its common shares of $0.33 per share for the quarter ended December 31, 2017, payable on March 27, 2018 to the holders of record on March 16, 2018.

Additional Information

For additional information that management believes to be useful for investors, please refer to the presentation posted on the Investor Relations section of the Company’s website, www.ftandi.com, and the Company’s Annual Report on Form 10-K, when available on the Company’s website. Nothing on the Company’s website is included or incorporated by reference herein.

Conference Call

The Company will host a conference call on Wednesday, February 28, 2018 at 8:00 A.M. Eastern Time. The conference call may be accessed by dialing 1-877-447-5636 (from within the U.S.) or 1-615-247-0080 (from outside of the U.S.) ten minutes prior to the scheduled start of the call; please reference “FTAI Fourth Quarter Earnings Call.” A simultaneous webcast of the conference call will be available to the public on a listen-only basis at www.ftandi.com.

Following the call, a replay of the conference call will be available after 12:00 P.M. on Wednesday, February 28, 2018 through midnight Wednesday, March 7, 2018 at 1-855-859-2056 (from within the U.S.) or 1-404-537-3406 (from outside of the U.S.), Passcode: 3883439.

About Fortress Transportation and Infrastructure Investors LLC

Fortress Transportation and Infrastructure Investors LLC owns and acquires high quality infrastructure and equipment that is essential for the transportation of goods and people globally. FTAI targets assets that, on a combined basis, generate strong and stable cash flows with the potential for earnings growth and asset appreciation. FTAI is externally managed by an affiliate of Fortress Investment Group LLC, a leading, diversified global investment firm.

Cautionary Note Regarding Forward-Looking Statements

Certain statements in this press release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations and beliefs and are subject to a number of trends and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements, many of which are beyond the Company’s control. The Company can give no assurance that its expectations will be attained and such differences may be material. Accordingly, you should not place undue reliance on any forward-looking statements contained in this press release. For a discussion of some of the risks and important factors that could affect such forward-looking statements, see the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, which are available on the Company’s website (www.ftandi.com). In addition, new risks and uncertainties emerge from time to time, and it is not possible for the Company to predict or assess the impact of every factor that may cause its actual results to differ from those contained in any forward-looking statements. Such forward-looking statements speak only as of the date of this press release. The Company expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with regard thereto or change in events, conditions or circumstances on which any statement is based. This release shall not constitute an offer to sell or the solicitation of an offer to buy any securities.

For further information, please contact:

Alan Andreini
Investor Relations
Fortress Transportation and Infrastructure Investors LLC
(212) 798-6128
aandreini@fortress.com

U.S. FEDERAL INCOME TAX IMPLICATIONS OF DIVIDEND

This announcement is intended to be a qualified notice as provided in the Internal Revenue Code (the “Code”) and the Regulations thereunder. For U.S. federal income tax purposes, the dividend declared in February 2018 will be treated as a partnership distribution. The per share distribution components are as follows:

Distribution Components
U.S. Long Term Capital Gain (1)	$—
Non-U.S. Long Term Capital Gain	$—
U.S. Portfolio Interest Income (2)	$0.1300
U.S. Dividend Income (3)	$—
Income Not from U.S. Sources (4) / Return of Capital	$0.2000
Distribution Per Share	$0.3300

1)
U.S. Long Term Capital Gain realized on the sale of a United States Real Property Holding Corporation. As a result, the gain from the sale will be treated as income that is effectively connected with a U.S. trade or business.

2)	Eligible for the U.S. portfolio interest exemption for any holder not considered a 10-Percent shareholder under Sec.871(h)(3)(B) of the Code.

3)	This income is subject to withholding under Sec.1441 of the Code.

4)	This income is not subject to withholding under Sec.1441 or Sec.1446 of the Code.

It is possible that a common shareholder’s allocable share of FTAI’s taxable income may differ from the distribution amounts reflected above.

Exhibit - Financial Statements

FORTRESS TRANSPORTATION AND INFRASTRUCTURE INVESTORS LLC

CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)
(Dollar amounts in thousands, except share and per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2017(1)	2016	2017	2016
Revenues
Equipment leasing revenues	$48,613	$29,969	$170,000	$101,949
Infrastructure revenues	12,817	12,377	47,659	46,771
Total revenues	61,430	42,346	217,659	148,720

Expenses
Operating expenses	26,360	17,232	92,385	66,169
General and administrative	3,955	3,160	14,570	12,314
Acquisition and transaction expenses	2,242	1,694	7,306	6,316
Management fees and incentive allocation to affiliate	4,203	4,017	15,732	16,742
Depreciation and amortization	25,728	16,916	88,110	60,210
Interest expense	17,535	3,118	38,827	18,957
Total expenses	80,023	46,137	256,930	180,708

Other income (expense)
Equity in (losses) earnings of unconsolidated entities	(140)	(4,657)	(1,601)	(5,992)
Gain on sale of assets, net	11,555	2,634	18,281	5,941
Loss on extinguishment of debt	—	—	(2,456)	(1,579)
Asset impairment	—	—	—	(7,450)
Interest income	106	49	688	136
Other income	893	19	3,073	602
Total other income (expense)	12,414	(1,955)	17,985	(8,342)

(Loss) income before income taxes	(6,179)	(5,746)	(21,286)	(40,330)
Provision (benefit) for income taxes	369	(73)	1,954	268
Net (loss) income	(6,548)	(5,819)	(23,240)	(40,598)
Less: Net loss attributable to non-controlling interests in consolidated subsidiaries	(9,558)	(4,006)	(23,374)	(20,534)
Net income (loss) attributable to shareholders	$3,010	$(1,813)	$134	$(20,064)

Basic and Diluted Earnings (Loss) per Share:
Basic	$0.04	$(0.02)	$-	$(0.26)
Diluted	$0.04	$(0.02)	$-	$(0.26)
Weighted Average Shares Outstanding:
Basic	75,771,738	75,750,943	75,766,811	75,738,698
Diluted	75,772,867	75,750,943	75,766,811	75,738,698

(1)
Results of operations for the three months ended December 31, 2017 include a $5.9 million out of period adjustment to interest expense, including non-controlling interest of $2.3 million, which primarily relates to interest previously capitalized that should have been expensed ratably during the first nine months of 2017.  We do not believe this out of period adjustment is material to our financial position or results of operations for any prior periods.

FORTRESS TRANSPORTATION AND INFRASTRUCTURE INVESTORS LLC

CONSOLIDATED BALANCE SHEETS (Unaudited)
(Dollar amounts in thousands, except share and per share data)

	December 31,
	2017	2016
Assets
Cash and cash equivalents	$59,400	$68,055
Restricted cash	33,406	65,441
Accounts receivable, net	31,076	21,358
Leasing equipment, net	1,074,130	765,455
Finance leases, net	9,244	9,717
Property, plant, and equipment, net	489,949	352,181
Investments (includes $0 and $17,630 available-for-sale securities at fair value as of December 31, 2017 and 2016, respectively)	42,538	39,978
Intangible assets, net	40,043	38,954
Goodwill	116,584	116,584
Other assets	59,436	69,589
Total assets	$1,955,806	$1,547,312

Liabilities
Accounts payable and accrued liabilities	$68,226	$38,239
Debt, net	703,264	259,512
Maintenance deposits	103,464	45,394
Security deposits	27,257	19,947
Other liabilities	18,520	18,540
Total liabilities	920,731	381,632

Equity
Common shares ($0.01 par value per share; 2,000,000,000 shares authorized; 75,771,738 and 75,750,943 shares issued and outstanding as of December 31, 2017 and December 31, 2016, respectively)	758	758
Additional paid in capital	985,009	1,084,757
Accumulated deficit	(38,699)	(38,833)
Accumulated other comprehensive income	—	7,130
Shareholders' equity	947,068	1,053,812
Non-controlling interest in equity of consolidated subsidiaries	88,007	111,868
Total equity	1,035,075	1,165,680
Total liabilities and equity	$1,955,806	$1,547,312

FORTRESS TRANSPORTATION AND INFRASTRUCTURE INVESTORS LLC
CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)
(Dollar amounts in thousands, unless otherwise noted)

	Year Ended December 31,
	2017	2016
Cash flows from operating activities:
Net loss	$(23,240)	$(40,598)
Adjustments to reconcile net income to net cash provided by operating activities:
Equity in losses of unconsolidated entities	1,601	5,992
Gain on sale of assets, net	(18,281)	(5,941)
Security deposits and maintenance claims included in earnings	(60)	(300)
Loss on extinguishment of debt	2,456	1,579
Equity-based compensation	1,343	(3,672)
Depreciation and amortization	88,110	60,210
Gain on settlement of liabilities	(1,093)	—
Asset impairment	—	7,450
Change in current and deferred income taxes	227	(387)
Change in fair value of non-hedge derivative	(1,022)	3
Amortization of lease intangibles and incentives	8,306	5,447
Amortization of deferred financing costs	4,202	2,576
Operating distributions from unconsolidated entities	—	30
Bad debt expense	701	158
Other	732	86
Change in:
Accounts receivable	(12,001)	(7,980)
Other assets	6,475	(8,584)
Accounts payable and accrued liabilities	10,266	7,726
Management fees payable to affiliate	899	457
Other liabilities	(1,124)	6,651
Net cash provided by operating activities	68,497	30,903

Cash flows from investing activities:
Change in restricted cash	32,036	(2,349)
Investment in notes receivable	—	(3,066)
Investment in unconsolidated entities and available for sale securities	(30,310)	(28,784)
Principal collections on finance leases	473	2,513
Acquisition of leasing equipment	(425,769)	(200,640)
Acquisition of property plant and equipment	(116,031)	(57,371)
Acquisition of lease intangibles	(10,149)	(4,527)
Purchase deposit for aircraft and aircraft engines	(12,299)	(13,681)
Proceeds from sale of finance leases	—	71,000
Proceeds from sale of leasing equipment	91,130	22,885
Proceeds from sale of available-for-sale securities	30,238	—
Proceeds from sale of property, plant and equipment	51	490
Proceeds from deposit on sale of leasing equipment	400	250
Return of deposit on sale of leasing equipment	—	(250)
Return of capital distributions from unconsolidated entities	—	432
Net cash used in investing activities	$(440,230)	$(213,098)

FORTRESS TRANSPORTATION AND INFRASTRUCTURE INVESTORS LLC

CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)
(Dollar amounts in thousands, unless otherwise noted)

	Year Ended December 31,
	2017	2016
Cash flows from financing activities:
Proceeds from debt	$567,191	$110,658
Repayment of debt	(125,223)	(160,166)
Payment of other liabilities to non-controlling interest holder	—	(1,000)
Payment of deferred financing costs	(3,377)	(4,246)
Receipt of security deposits	7,290	3,815
Return of security deposits	(3,231)	(316)
Receipt of maintenance deposits	27,049	14,804
Release of maintenance deposits	(6,270)	(6,255)
Capital contributions from non-controlling interests	35	11,480
Capital distributions to non-controlling interests	(254)	—
Settlement of equity-based compensation	(74)	(200)
Cash dividends	(100,058)	(100,027)
Net cash provided by (used in) financing activities	$363,078	$(131,453)

Net decrease in cash and cash equivalents	(8,655)	(313,648)
Cash and cash equivalents, beginning of period	68,055	381,703
Cash and cash equivalents, end of period	$59,400	$68,055
Supplemental disclosure of cash flow information:
Cash paid for interest, net of capitalized interest	$25,068	$13,150
Cash paid for taxes	$1,726	$654

Supplemental disclosure of non-cash investing and financing activities:
Restricted cash proceeds from borrowings of debt	$—	$44,342
Proceeds from borrowings of debt	$108,339	$—
Repayment and settlement of debt	$(102,352)	$—
Acquisition of leasing equipment	$(35,332)	$(7,724)
Acquisition of property, plant and equipment	$(37,281)	$(12,184)
Financing of property, plant and equipment	$—	$5,321
Settled and assumed security deposits	$3,312	$758
Billed, assumed and settled maintenance deposits	$37,292	$6,350
Deferred financing costs	$(8,802)	$(2,884)
Non-cash contribution of non-controlling interest	$1,261	$641
Transfer of non-controlling interest	$(2,798)	$—
Equity compensation to non-controlling interest	$1,343	$(3,872)

Key Performance Measures

The Chief Operating Decision Maker (“CODM”) utilizes Adjusted Net Income (Loss) and Adjusted EBITDA as performance measures.

Adjusted Net Income (Loss) is our key performance measure and provides the CODM with the information necessary to assess operational performance, as well as make resource and allocation decisions. Adjusted Net Income (Loss) is defined as net income attributable to shareholders, adjusted (a) to exclude the impact of provision for income taxes, equity-based compensation expense, acquisition and transaction expenses, losses on the modification or extinguishment of debt and capital lease obligations, changes in fair value of non-hedge derivative instruments, asset impairment charges, incentive allocations, and equity in earnings of unconsolidated entities, (b) to include the impact of cash income tax payments, and our pro-rata share of the Adjusted Net Income (Loss) from unconsolidated entities, and (c) to exclude the impact of the non-controlling share of Adjusted Net Income (Loss). We evaluate investment performance for each reportable segment primarily based on Adjusted Net Income (Loss). We believe that net income attributable to shareholders, as defined by GAAP, is the most comparable earnings measurement with which to reconcile Adjusted Net Income.

The following table presents our consolidated reconciliation of net income (loss) attributable to shareholders to Adjusted Net Income (Loss) for the three months ended and year ended December 31, 2017 and December 31, 2016:

	Three Months Ended December 31,		Year Ended December 31,
(in thousands)	2017	2016	2017	2016
Net income (loss) attributable to shareholders	$3,010	$(1,813)	$134	$(20,064)
Add: Provision for income taxes	369	73	1,954	268
Add: Equity-based compensation expense (income)	648	146	1,343	(3,672)
Add: Acquisition and transaction expenses	2,242	1,694	7,306	6,316
Add: Losses on the modification or extinguishment of debt and capital lease obligations	—	—	2,456	1,579
Add: Changes in fair value of non-hedge derivative instruments	14	—	(1,022)	3
Add: Asset impairment charges	—	—	—	7,450
Add: Pro-rata share of Adjusted Net Loss from unconsolidated entities (1)	(2)	(1,461)	(1,601)	(2,905)
Add: Incentive allocations	514	—	514	—
Less: Cash payments for income taxes	(693)	(60)	(1,726)	(654)
Less: Equity in losses of unconsolidated entities	140	4,657	1,601	5,992
Less: Non-controlling share of Adjusted Net Income (2)	(55)	(54)	(558)	(2,945)
Adjusted Net Income (Loss)	$6,187	$3,182	$10,401	$(8,632)

(1)
Pro-rata share of Adjusted Net Loss from unconsolidated entities includes the Company’s proportionate share of the unconsolidated entities’ net income adjusted for the excluded and included items detailed in the table above.

(2)
Non-controlling share of Adjusted Net Income is comprised of the following for the three months ended December 31, 2017 and 2016: (i) equity-based compensation of $51 and $47 and (ii) provision for income tax of $4 and $7, respectively.

Non-controlling share of Adjusted Net Income is comprised of the following for the year ended December 31, 2017 and 2016: (i) equity-based compensation of $169 and $(1,561), (ii) provision for income tax of $16 and $29, (iii) loss on extinguishment of debt of $0 and $616, (iv) asset impairment charges of $0 and $3,725, (v) transaction and acquisition expense of $0 and $156, and (vi) changes in fair value of non-hedge derivative instruments of $404 and $0, less (vii) cash tax payments of $31 and $20, respectively.

We view Adjusted EBITDA as a secondary measurement to Adjusted Net Income (Loss), which we believe serves as a useful supplement to investors, analysts and management to measure economic performance of deployed revenue generating assets between periods on a consistent basis, and which we believe measures our financial performance and helps identify operational factors that management can impact in the short-term, namely our cost structure and expenses. Adjusted EBITDA may not be comparable to similarly titled measures of other companies because other entities may not calculate Adjusted EBITDA in the same manner.

Adjusted EBITDA is defined as net income attributable to shareholders, adjusted (a) to exclude the impact of provision for income taxes, equity-based compensation expense, acquisition and transaction expenses, losses on the modification or extinguishment of debt and capital lease obligations, changes in fair value of non-hedge derivative instruments, asset impairment charges, incentive allocations, depreciation and amortization expense, and interest expense, (b) to include the impact of our pro-rata share of Adjusted EBITDA from unconsolidated entities, and (c) to exclude the impact of equity in earnings of unconsolidated entities and the non-controlling share of Adjusted EBITDA.

The following table sets forth a reconciliation of net income (loss) attributable to shareholders to Adjusted EBITDA for the three months ended and year ended December 31, 2017 and December 31, 2016:

	Three Months Ended December 31,		Year Ended December 31,
(in thousands)	2017	2016	2017	2016
Net income (loss) attributable to shareholders	$3,010	$(1,813)	$134	$(20,064)
Add: Provision for income taxes	369	73	1,954	268
Add: Equity-based compensation expense (income)	648	146	1,343	(3,672)
Add: Acquisition and transaction expenses	2,242	1,694	7,306	6,316
Add: Losses on the modification or extinguishment of debt and capital lease obligations	—	—	2,456	1,579
Add: Changes in fair value of non-hedge derivative instruments	14	—	(1,022)	3
Add: Asset impairment charges	—	—	—	7,450
Add: Incentive allocations	514	—	514	—
Add: Depreciation and amortization expense (3)	28,842	17,580	96,417	65,657
Add: Interest expense	17,535	3,118	38,827	18,957
Add: Pro-rata share of Adjusted EBITDA from unconsolidated entities (4)	(34)	(677)	(243)	1,196
Less: Equity in losses of unconsolidated entities	140	4,657	1,601	5,992
Less: Non-controlling share of Adjusted EBITDA (5)	(5,491)	(2,339)	(12,763)	(14,653)
Adjusted EBITDA (non-GAAP)	$47,789	$22,439	$136,524	$69,029

(3)
Depreciation and amortization expense includes $25,728 and $16,916 of depreciation and amortization expense, $1,221 and $422 of lease intangible amortization, and $1,893 and $242 of amortization for lease incentives in the three months ended December 31, 2017 and 2016, respectively.

Depreciation and amortization expense includes $88,110 and $60,210 of depreciation and amortization expense, $4,716 and $4,979 of lease intangible amortization, and $3,591 and $467 of amortization for lease incentives in the year ended December 31, 2017 and 2016, respectively.

(4)
Pro-rata share of Adjusted EBITDA from unconsolidated entities includes the following items for the three months ended December 31, 2017 and 2016: (i) net loss of $187 and $4,686, (ii) interest expense of $135 and $391, (iii) depreciation and amortization expense of $18 and $550, and (iv) asset impairment charges of $0 and $3,068, respectively.

Pro-rata share of Adjusted EBITDA from unconsolidated entities includes the following items for the year ended December 31, 2017 and 2016: (i) net loss of $1,786 and $6,161, (ii) interest expense of $785 and $1,323, (iii) depreciation and amortization expense of $758 and $2,966, and (iv) asset impairment charges of $0 and $3,068, respectively.

(5)
Non-controlling share of Adjusted EBITDA is comprised of the following items for the three months ended December 31, 2017 and 2016: (i) equity based compensation of $51 and $47, (ii) provision for income taxes of $4 and $7, (iii) interest expense of $3,542 and $630, and (iv) depreciation and amortization expense of $1,894 and $1,655, respectively.

Non-controlling share of Adjusted EBITDA is comprised of the following items for the year ended December 31, 2017 and 2016: (i) equity based compensation of $169 and $(1,561), (ii) provision for income taxes of $16 and $29, (iii) interest expense of $5,030 and $5,124, (iv) depreciation and amortization expense of $7,144 and $6,564, (v) changes in fair value of non-hedge derivative instruments of $404 and $0, (vi) loss on extinguishment of debt of $0 and $616, (vii) asset impairment charge of $0 and $3,725, and (vii) transaction and acquisition expense of $0 and $156, respectively.

We use Funds Available for Distribution (“FAD”) in evaluating its ability to meet its stated dividend policy. FAD is not a financial measure in accordance with GAAP. The GAAP measure most directly comparable to FAD is net cash provided by operating activities. We believe FAD is a useful metric for investors and analysts for similar purposes.

We define FAD as: Net Cash Provided by operating activities plus principal collections on finance leases, proceeds from sale of assets, and return of capital distributions from unconsolidated entities, less required payments on debt obligations and capital distributions to non-controlling interest, and excluding changes in working capital.

The following table sets forth a reconciliation of Cash from Operating Activities to FAD for the year ended December 31, 2017 and 2016:

	Year Ended December 31,
(in thousands)	2017	2016
Net Cash Provided by Operating Activities	$68,497	$30,903
Add: Principal Collections on Finance Leases	473	2,513
Add: Proceeds from Sale of Assets (1)	121,419	94,875
Add: Return of Capital Distributions from Unconsolidated Entities	—	432
Less: Required Payments on Debt Obligations (2)	(8,368)	(53,668)
Less: Capital Distributions to Non-Controlling Interest	(254)	—
Exclude: Changes in Working Capital	(4,515)	1,730
Funds Available for Distribution (FAD)	$177,252	$76,785

(1)	Proceeds from sale of assets includes $500 received in December 2015 for a deposit on the sale of a commercial jet engine, which was completed in the year ended December 31, 2016.

(2)
Required payments on debt obligations for the year ended December 31, 2017 excludes $100,000 repayment of the Term Loan, $95,000 repayment of the Revolving Credit Facility and $21,855 repayment of the CMQR Credit Agreement, and for the year ended December 31, 2016 excludes $98,750 repayment upon the termination of the Jefferson Terminal Credit Agreement and $7,748 repayment under the CMQR Credit Agreement which were voluntary refinancing as repayment of these amounts were not required at this time.

The following tables set forth a reconciliation of Net Cash Provided by Operating Activities to FAD for the three months ended and year ended December 31, 2017:

	Three Months Ended December 31, 2017(1)
(in thousands)	Equipment Leasing	Infrastructure	Corporate	Total
Funds Available for Distribution (FAD)	$79,077	$(16,301)	$(15,527)	$47,249
Less: Principal Collections on Finance Leases				(126)
Less: Proceeds from Sale of Assets				(34,275)
Less: Return of Capital Distributions from Unconsolidated Entities				—
Add: Required Payments on Debt Obligations				—
Add: Capital Distributions to Non-Controlling Interest				254
Include: Changes in Working Capital				2,952
Net Cash Provided by Operating Activities				$16,054

(1)
FAD for the three months ended December 31, 2017 includes a $5.9 million out of period adjustment, which primarily relates to interest previously capitalized that should have been expensed ratably during the first nine months of 2017.  We do not believe this out of period adjustment is material to FAD for any prior periods.

	Year Ended December 31, 2017
(in thousands)	Equipment Leasing	Infrastructure	Corporate	Total
Funds Available for Distribution (FAD)	$266,245	$(34,594)	$(54,399)	$177,252
Less: Principal Collections on Finance Leases				(473)
Less: Proceeds from Sale of Assets				(121,419)
Less: Return of Capital Distributions from Unconsolidated Entities				—
Add: Required Payments on Debt Obligations				8,368
Add: Capital Distributions to Non-Controlling Interest				254
Include: Changes in Working Capital				4,515
Net Cash Provided by Operating Activities				$68,497

FAD is subject to a number of limitations and assumptions and there can be no assurance that the Company will generate FAD sufficient to meet its intended dividends. FAD has material limitations as a liquidity measure of the Company because such measure excludes items that are required elements of the Company’s net cash provided by operating activities as described below. FAD should not be considered in isolation nor as a substitute for analysis of the Company’s results of operations under GAAP, and it is not the only metric that should be considered in evaluating the Company’s ability to meet its stated dividend policy. Specifically:

•
FAD does not include equity capital called from the Company’s existing limited partners, proceeds from any debt issuance or future equity offering, historical cash and cash equivalents and expected investments in the Company’s operations.

•	FAD does not give pro forma effect to prior acquisitions, certain of which cannot be quantified.

•
While FAD reflects the cash inflows from sale of certain assets, FAD does not reflect the cash outflows to acquire assets as the Company relies on alternative sources of liquidity to fund such purchases.

•
FAD does not reflect expenditures related to capital expenditures, acquisitions and other investments as the Company has multiple sources of liquidity and intends to fund these expenditures with future incurrences of indebtedness, additional capital contributions and/or future issuances of equity.

•	FAD does not reflect any maintenance capital expenditures necessary to maintain the same level of cash generation from our capital investments.

•
FAD does not reflect changes in working capital balances as management believes that changes in working capital are primarily driven by short term timing differences, which are not meaningful to the Company’s distribution decisions.

•	Management has significant discretion to make distributions, and the Company is not bound by any contractual provision that requires it to use cash for distributions.

If such factors were included in FAD, there can be no assurance that the results would be consistent with the Company’s presentation of FAD.